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                                                                     EXHIBIT 4.1

Number [CertificateNumber]                           *[NumberShares]* Shares

                        NORTHPOINT COMMUNICATIONS, INC.
                            A Delaware Corporation

  THIS CERTIFIES THAT [ShareholderName] is the record holder of [SharesSpelled] ([NumberShares]) shares of Common Stock of NorthPoint Communications, Inc. transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

  A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

  WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this [Day] day of [Month], 19[Year].



----------------------------------           -----------------------------------
Steven Gorosh, Secretary                               Michael Malaga, President
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FOR VALUE RECEIVED                                               HEREBY SELL,
                   ---------------------------------------------
ASSIGN AND TRANSFER UNTO                                                 SHARES
                         -----------------------------------------------
REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND
APPOINT                              ATTORNEY TO TRANSFER THE SAID SHARES ON THE
        ----------------------------
SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED             , 19
      ------------    --

                                          --------------------------------------
                                          (Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE, DISTRIBUTION OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.